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                                                                    EXHIBIT 23.2


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-95533, 333-31004, 333-31006 and 333-43378) of
Caminus Corporation of our report dated February 22, 2000, relating to the consolidated financial statements of Caminus Corporation, and of our report dated August 28, 1998, relating to the financial statements of ZAI*NET Software, Inc, which appear in this Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP


New York, New York
March 29, 2001